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                                                                EX-99.B8(A)(ii)



                          MUTUAL FUND CUSTODY AGREEMENT

                 THIS AGREEMENT is made as of November 3, 1995 by and between SBSF Funds, Inc., a Maryland corporation (the "Company"), which may issue one or more series of shares of common stock, and Key Trust Company of Ohio, N.A., a bank chartered under the laws of the United States, having its principal office at 127 Public Square, Cleveland, Ohio 44114-1306 (the "Custodian").

                              W I T N E S S E T H:

                 WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                 WHEREAS, the Company desires to retain the Custodian to serve as the Company's custodian and the Custodian is willing to furnish such services;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

        1. Appointment. The Company, on behalf of each fund (each a "Fund") listed on Attachment A hereto, as it may be amended from time to time, separately and not jointly, hereby appoints the Custodian to act as custodian of the securities, cash and other property of each Fund on the terms set forth in this Agreement. The Custodian accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 27 of this Agreement.



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         2. Delivery of Documents. The Company has furnished the Custodian with copies properly certified or authenticated of each of the following:

         (a) Resolutions of the Company's Board of Directors authorizing the appointment of the Custodian as custodian of the securities, cash and other property of each Fund of the Company and approving this Agreement;

         (b) Incumbency and signature certificates identifying and containing the signatures of the Company's officers and/or the persons authorized to sign Proper Instructions, as hereinafter defined, on behalf of the Company;

         (c) The Company's Articles of Incorporation filed with the Secretary of the State of Maryland and all amendments thereto (such Articles of Incorporation, as currently in effect and as they shall from time to time be amended, are herein called the "Articles");

         (d) The Company's By-Laws and all amendments thereto (such By-Laws, as currently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

         (e) Resolutions of the Company's Board of Directors and/or the Company's shareholders approving the Investment Advisory Agreement between the Company on behalf of various Funds and Spears, Benzak, Salomon & Farrell, Inc. dated as of April 5, 1995;

         (f) The Administration Agreement between the Company and Spears, Benzak, Salomon & Farrell, Inc. dated as of April 5, 1995;

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         (g) The Distribution Agreement between the Company and Concord
Financial Group, Inc. dated as of April 5, 1995;

         (h) The Company's current Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act") as filed with the Securities and Exchange Commission ("SEC"); and

         (i) The Company's most recent prospectus including all amendments and supplements thereto (the "Prospectus").

         The Company will furnish the Custodian from time to time with copies of all amendments of or supplements to the foregoing, if any. The Company will also furnish the Custodian with a copy of the opinion of counsel for the Company with respect to the validity of the shares issued by the Company ("Shares") and the status of such Shares under the 1933 Act filed with the SEC, and any other applicable federal law or regulation.

         3. Definitions.

         (a) "Authorized Person." As used in this Agreement, the term "Authorized Person" means the Company's President, Vice-President, Treasurer and any other person, whether or not any such person is an officer or employee of the Company, duly authorized by Directors of the Company to give Proper Instructions on behalf of the Company and the Funds listed on Attachment A which may be amended from time to time.

         (b) "Book-Entry System." As used in this Agreement, the term "Book-Entry System" means the Federal Reserve/Treasury book-entry system for United


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States and federal agency securities, its successor or successors and its nominee or nominees.

         (c) "Investment Adviser" means each investment adviser to the Funds of the Company.

         (d) "Property." The term "Property", as used in this Agreement, means:

                  (i) any and all securities, cash, and other property of the Company which the Company may from time to time deposit, of cause to be deposited, with the Custodian or which the Custodian may from time to time hold for the Company;

                  (ii) all income, dividends, or distributions of any kind in respect of any other such securities or other property;

                  (iii) all proceeds of the sales, repurchase, redemptions (or otherwise) of any of such securities or other property; and

                  (iv) all proceeds of the sale of securities issued by the Company, which are received by the Custodian from time to time from or on behalf of the Company.

         (e) "Securities Depository." As used in this Agreement, the term "Securities Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the SEC or its successor or successors and its nominee or nominees; and shall also mean any other registered clearing agency, its successor or successors specifically identified in a certified copy of a resolution of the Company's

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Board of Directors delivered to the Custodian and specifically approving deposits by the Custodian therein.

        (f) "Proper Instructions." Means instructions

                  (i) delivered by mail; telegram; cable; telex; facsimile sending device; DTC "ID" or "IID" system or any similar system; and any Trade Order Entry System acceptable to the parties; and received by the Mutual Funds Custody Division of the Custodian, signed by two Authorized Persons or by persons reasonably believed by the Custodian to be Authorized Persons; or

                  (ii) transmitted electronically through the Custodian Asset Management System or any similar electronic instruction system acceptable to the Custodian; or

                  (iii) previously agreed to in writing by the Company and the Custodian or provided orally by the Company in form satisfactory to the Custodian and promptly followed by written instructions signed by an Authorized Person.

         4. Warranties and Representations.

         (a)      The Company warrants and represents that:

                  (i) It is a corporation organized under the laws of the State of Maryland;

                  (ii) It is registered as an investment company under the Investment Company Act of 1940, as amended;

         and

                  (iii) It is duly authorized to enter into this Agreement and the Agreement is a valid and binding obligation of the Company.

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              (b) The Custodian warrants and represents that:

                  (i) It is a national bank duly organized under the laws of the United States;

                  (ii) It is duly authorized to enter into this Agreement and the Agreement is a valid and binding obligation of the Bank; and

                  (iii) It is not subject to any legal, regulatory or contractual restriction that would materially affect its ability to carry out its obligations under this Agreement.

              5. Delivery and Registration of the Property. (a) The Company will deliver or cause to be delivered to the Custodian all Property owned by it, at any time during the period of this Agreement, except for securities and monies to be delivered to any Subcustodian appointed pursuant to Paragraph 12 hereof. The Custodian will not be responsible for such securities and such monies until actually received by it. All securities delivered to the Custodian or to any such subcustodian (other than in bearer form) shall be registered in the name of the Company or in the name of a nominee of the Company or in the name of the Custodian or any nominee of the Custodian (with or without indication of fiduciary status) or in the name of any subcustodian or any nominee of such subcustodian appointed pursuant to Paragraph 12 hereof or shall be properly endorsed and in form for transfer satisfactory to the Custodian.

                  (b) The Custodian shall at all times hold securities of the Company either: (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form; or (ii) in the Book-Entry System;

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or (iii) in a Securities Depository; or (iv) by a sub-custodian of the Custodian appointed in accordance with Paragraph 12 of this Agreement.

                  (c) The Custodian shall at all times hold securities of the Company in the name of the Custodian, the Company or any nominee of either of them, unless otherwise directed by Proper Instructions; provided that, in any event, all securities and other assets of the Company shall be held in an account of the Custodian containing only the securities and assets of the Company, or only securities and assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Company or other customer for which such securities and other assets are held in such account and the respective interests therein.

         6. Voting Rights. It is the Custodian's responsibility to deliver to the Company or the Investment Adviser, via overnight mail if necessary, all forms of proxies, all notices of meetings, and any other notices or announcements materially affecting or relating to securities owned by the Company that are received by the Custodian, any Subcustodian (as hereinafter defined), or any nominee of either of them, and upon receipt of Proper Instructions, the Custodian shall execute and deliver, or use its best efforts to cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Where warrants, options, tenders or other securities have fixed expiration dates, the Company understands that in order for the Custodian to act, the Custodian must receive the instructions of the Company or the Investment Adviser, addressed as the Custodian may from time to time request, by no later than noon (Eastern time) at least one business day prior to the last scheduled date to act with respect

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thereto (or such earlier date or time as the Custodian may reasonably notify the
Company). Absent the Custodian's timely receipt of such instructions, such instruments will expire without liability to the Custodian.

         7. Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities included in the Proper Instructions that are received in exchange for the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all action as directed in Proper Instructions to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify the Company or the Investment Adviser of such action in writing by facsimile transmission or in such manner as the Company may designate in writing.

         8. Options. Upon receipt of Proper Instructions, the Custodian shall:
(a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the Company; (b) deposit and maintain in a segregated account, securities (either physically or by book entry in a Securities Depository), cash or other assets; and/or (c) pay, release and/or transfer such securities, cash, or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options


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Clearing Corporation, the securities or options exchange on which such options are traded or such other organization as may be responsible for handling such option transactions. The Company and the broker-dealer shall be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract, and shall promptly upon notice from the Custodian bring such accounts into compliance with such terms or requirements.

         9. Futures Contracts. Upon receipt of Proper Instructions, the Custodian shall: (a) receive and retain confirmation, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by a Fund; (b) deposit and maintain in a segregated account, cash, securities and other assets designed as initial, maintenance or variation "margin" deposits intended to secure the Company's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Company, regarding such margin deposits; and (c) release assets from and/or transfer assets into such margin accounts only in accordance with any such Proper Instructions. The Company shall be responsible for the sufficiency of assets held in the segregated account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms, and shall promptly upon notice act to bring such accounts into compliance with such terms or requirements.


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         10. Receipt and Disbursement of Money.

             (a) The Custodian shall open and maintain a custody account for the Company, and shall hold in such account, subject to the provisions hereof, all cash received by it from or for the Company. The Custodian shall make payments of cash to, or for the account of, the Company from such cash only (i) for the purchase of securities for the Company as provided in Paragraph 16 hereof; (ii) upon receipt of Proper Instructions, for the payment of dividends or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which are to be borne by the Company under the terms of this Agreement, any advisory agreement, any distribution agreement, or any administration agreement; (iii) upon receipt of Proper Instructions for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Company and held by or to be delivered to the Custodian; (iv) to a subcustodian pursuant to Paragraph 12 hereof; or (v) upon receipt of Proper Instructions for other corporate purposes.

         (b) The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Company.

         11. Receipt of Securities.

         (a) Except as provided by Paragraph 12 hereof, the Custodian shall hold all securities and non-cash Property received by it for the Company. All such securities and non-cash Property are to be held or disposed of by the Custodian for the Company pursuant to the terms of this Agreement. In the absence of Proper Instructions,

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the Custodian shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and non-cash Property, except in accordance with the express terms provided for in this Agreement. In no case may any trustee, officer, employee or agent of the Company, acting as individuals, withdraw any securities or non-cash Property.

         12. Subcustodian Agreements. In connection with its duties under this Agreement, the Custodian may, at its own expense, enter into subcustodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by the Custodian for the account of the Company pursuant to this Agreement; provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less then twenty million dollars ($20,000,000) and that such bank or trust company agrees with the Custodian to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. The Custodian will be liable for acts or omissions of any such subcustodian.

         (a) Promptly after the close of business on each day the Custodian shall furnish the Company with system access to review a summary of all transfers to or from the account of the Company during said day. Where securities are transferred to the account of the Company established at a Securities Depository or the Book Entry System pursuant to Paragraph 13 hereof, the Custodian shall use the Securities Depository or Book Entry System to identity as belonging to the Company the securities in a commingled group of securities registered in the name of the Custodian (or its nominee) or shown in the Custodian's account on the books of a Securities Depository or the Book-


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Entry System. At least monthly and from time to time, the Custodian shall furnish the Company with a detailed statement of the Property held for the Company under this Agreement.

         (b) Notwithstanding any other provision of this Agreement, no provision of this Paragraph 12, and no provision of this agreement relating to subcustodians, shall apply to any agreement entered into by the Custodian for the purpose of facilitating repurchase transactions by the Company ("Tri-Party Agreements"), except that (i) the indemnification obligations owed to the Custodian by the Company and set forth in Paragraph 28 shall apply to such Tri-Party Agreements without qualification; and (ii) the Company's rights contained in Paragraph 30 of this Agreement shall apply to such Tri-Party Agreements. All actions taken by the Custodian in connection with such Tri-Party Agreements shall be taken solely for the purpose of providing and accepting instructions at the Company's request and on the Company's behalf.

         13. Use of Securities Depository or the Book-Entry System. The Company shall deliver to the Custodian a certified resolution of the Board of Directors of the Company approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by Proper Instructions actually received by the Custodian (i) to deposit in a Securities Depository or the Book-Entry System all securities of the Company eligible for deposit and (ii) to utilize a Securities Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation settlements of purchases and sales of securities by the Company, and deliveries and returns of securities collateral in connection

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with borrowings. Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

         (a) Securities and any cash of the Company deposited in a Securities Depository or the Book-Entry System will at all times be segregated from any assets and cash controlled by the Custodian in other than a fiduciary or custodial capacity but may be commingled with other assets held in such capacities. The Custodian will effect payment for securities, in the place where the transaction is settled, unless the Company has given the Custodian Proper Instructions to the contrary.

         (b) All Books and records maintained by the Custodian which relate to the Company's participation in a Securities Depository or the Book-Entry System will at all times during the Custodian's regular business hours be open to the inspection of the Company's duly authorized employees or agents, and the Company will be furnished with all information in respect of the services rendered to it as it may require.

         14. Instructions Consistent with the Articles, etc.

         The Custodian shall act only upon Proper Instructions. The Custodian may assume that any Proper Instructions received hereunder are not in any way inconsistent with any provision of the Articles or By-Laws of the Company or any vote or resolution of the Company's Board of Directors, or any committee thereof. The Custodian shall be entitled to rely upon any Proper Instructions actually received by the Custodian pursuant to this Agreement. The Company agrees that the Custodian shall incur no liability in acting upon Proper Instructions given to the Custodian. In accordance with instructions from the Company, advances of cash or other Property made by the Custodian, arising


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from the purchase, sale, redemption, transfer or other disposition of Property of the Company, or in connection with the disbursement of trusts to any party, or in payment of fees, expenses, claims or liabilities owed to the Custodian by the Company, or to any other party which has secured judgment in a court of law against the Company which creates an overdraft in the accounts or over-delivery of Property shall be deemed a loan by the Custodian to the Company, to the extent permitted under applicable law. Such loans shall be payable on demand, bearing interest at such rate customarily charged by the Custodian for similar loans or such other rate agreed to by the parties. The Company agrees that test arrangements, authentication methods or other security devices to be used with respect to instructions which the Company may give by telephone, telex, TWX, facsimile transmission, bank wire or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of such arrangements, methods or devices as the Custodian may put in effect and modify from time to time. The Company shall safeguard any test keys, identification codes or other security devices which the Custodian makes available to the Company and agrees that the Company shall be responsible for any loss, liability or damage incurred by the Custodian or by the Company as a result of the Custodian's acting in accordance with instructions from any unauthorized person using the proper security device unless such loss, liability or damage was incurred as a result of the Custodian's negligence or willful misconduct. The Custodian may electronically record, but not be obligated to so record, any instructions given by telephone and any other telephone discussions with respect to the Account. In the event that the Company uses the Custodian's Asset Management System, the Company agrees


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that the Custodian is not responsible for the consequences of the failure of that system to perform for any reason, beyond the reasonable control of the Custodian, or the failure of any communications carrier, utility, or communications network. In the event that system is inoperable, the Company agrees that it will accept the communication of transaction instructions by telephone, facsimile transmission on equipment compatible to the Custodian's facsimile receiving equipment or by letter, at no additional charge to the Company.

         15. Transaction Not Requiring Instructions. The Custodian is authorized to take the following action without Proper Instructions:

         (a) Collection of Income and Other Payments. The Custodian shall:

                  (i) collect and receive for the account of the Company, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of the Company, and promptly advise the Company of such receipt and shall credit such income, as collected, to the Company. From time to time, the Custodian may elect to credit, but shall not be so obligated, the account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, broker or other agent employed by the Company or the Custodian. Any such crediting and posting shall be at the Company's sole risk, and the Custodian shall be authorized to reverse any such advance posting after making every reasonable attempt to collect,


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         in the event it does not receive good funds from any such
         payor, central depository, broker or agent of the Customer.

                  (ii) with respect to securities of foreign issue, effect collection of dividends, interest and other income, and to notify the Company of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings materially affecting such securities, or any default in payments due thereon. It is understood, however, that the Custodian shall be under no responsibility for any failure or dealing in effecting such collections or giving such notice with respect to securities of foreign issue, regardless of whether or not the relevant information is published in any financial service available to it unless such failure or delay is due to its negligence or willful misconduct; however, this sub-paragraph (ii) shall not be construed as creating any such responsibility with respect to securities of non-foreign issue. Collections of income in foreign currency are, to the extent possible, to be converted into United States dollars unless otherwise instructed by Proper Instructions, and in effecting such conversion the Custodian may use such methods or agencies as it may see fit. All risk and expenses incident to such collection and conversion is for the account of the Company and the Custodian shall have no responsibility for fluctuations in exchange rates affecting any such conversion.

                  (iii) endorse and deposit for collection in the name of the Company, checks, drafts, or other orders for the payment of money on the same day as received;


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                 (iv) receive and hold for the account of the Company all
         securities received by the Company as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Company held by the Custodian hereunder;

                 (v) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable;

                 (vi) take any action which in the opinion of the Custodian may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsements for collection of checks, drafts and other negotiable instruments;

                 (vii) with respect to domestic securities, to exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised of earlier call for redemption, against payment therefor in accordance with accepted industry practice. The Company understands that the Custodian subscribes to one or more nationally recognized services that provide information with respect to calls for redemption of bonds or other corporate actions. The Custodian shall not be liable for failure to redeem any called bond or take other action if notice of such call or action was not provided by any service to which it subscribes provided that the Custodian shall have acted in good faith


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         without negligence or willful misconduct. The Custodian shall have no duty to notify the Company of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but the Custodian shall forward to the Company or the Investment Adviser any notices or other documents subsequently received in regard to any such security. When fractional shares of stock of a declaring corporation are received as a stock distribution, unless specifically instructed to the contrary in writing, the Custodian is authorized to sell the fraction received and credit the Company's account. Unless specifically instructed to the contrary in writing, the Custodian is authorized to exchange securities in bearer form for securities in registered form. If any Property registered in the name of a nominee of the Custodian is called for partial redemption by the issue of such Property, the Custodian is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by the Custodian in its sole discretion.

                 (b) Deposits of Proceeds of Issuance of Shares. The Custodian shall collect and receive for the account of the Fund all payments received in payment for shares of such Fund issued by the Company.

                 (c) Redemptions. Upon receipt of notice by the Fund's transfer agent stating that such transfer agent is required to redeem shares and specifying the number and class of shares which such transfer agent is required to redeem and the date and time the request or requests for redemption were received by the Fund's distributor, the Custodian


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shall either (i) pay to such transfer agent, for distribution to the redeeming shareholder, the amount payable to such shareholder upon the redemption of such shares as determined in the manner described in the then current Prospectus, or
(ii) arrange for the direct payment of such redemption proceeds by the Custodian to the redeeming shareholder in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Custodian, the Company and the Company's transfer agent.


         (d) Miscellaneous Transactions. The Custodian is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                  (i) for examination by a broker selling for the account of the Company;

                  (ii) for the exchange of interim receipts or temporary securities for definitive securities;

                  (iii) for transfer or securities into the name of the Company or the Custodian or a nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to the Custodian.


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         16. Transactions Requiring Instructions. Upon receipt of Proper
Instructions and not otherwise, the Custodian, directly or through the use of a Securities Depository or the Book-Entry System, shall:

         (a) Execute and deliver to such persons as may be designated in such Proper Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Company as owner of any securities may be exercised;

         (b) Deliver any securities held for the Company against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

         (c) Deliver any securities held for the Company to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization of sale of assets of any corporation, against receipt of such certificates or deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

         (d) Make such transfers or exchanges of the assets of the Company and take such other steps as shall be stated in said instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company;

         (e) Release securities belonging to the Company to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by the


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

Company; and pay such loan upon redelivery to it of the securities pledged or hypothecated therefore and upon surrender of the note or notes evidencing the loan;

         (f) Deliver any securities held for the Company upon the exercise of a covered call option written by the Company on such securities;

         (g) Deliver securities held for the Company pursuant to separate security lending agreements; and

         (h) Regarding dividends and distributions, the Company shall furnish the Custodian with appropriate evidence of action by the Company's Board of Directors declaring and authorizing the payment of any dividends and distributions to the shareholders of the particular Fund. Upon receipt by the Custodian of Proper Instructions with respect to dividends and distributions declared by the Company's Board of Directors and payable to the shareholders of the Fund who have elected in the proper manner to receive their distributions and/or dividends in cash, and in conformance with procedures mutually agreed upon by the Custodian, the Company, and the Company's transfer agent, the Custodian shall pay to the Company's transfer agent, as agent for the shareholders, an amount equal to the amount indicated in said Proper Instructions as payable by the Company to such shareholders for distribution in cash by the transfer agent to such shareholders. In lieu of paying the Company's transfer agent cash dividends and distributions, the Custodian may arrange for the direct payment of cash dividends and distributions to shareholders by the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Company, the Custodian and the Company's transfer agent.

         17. Purchase of Securities. Promptly after each purchase of securities, the Company or the appropriate Investment Adviser shall deliver to the Custodian (as Custodian) Proper Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, (b) the number of shares of the principal amount purchased and accrued interest, if any,
(c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made and (g) the Fund for which the purchase was made. The Custodian shall upon receipt of securities purchased by or for the Company pay out of the moneys held for the account of Company the total amount payable to the person from whom or the broker through whom the purchase was made, if and only if the same conforms to the total amount payable as set forth in such Proper Instructions.

         18. Sale of Securities. Promptly after each sale of securities, the Company or the appropriate Investment Adviser shall deliver to the Custodian Proper Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Company upon such sale, (f) the name of the broker through whom or the person to whom the sale was made and
(g) the Fund for which the sale was made. The Custodian shall deliver the securities upon receipt of the total amount payable to the Company upon such sale, if and only if the same conforms to the total amount payable as set forth in such Proper Instructions.

         19. Records. The books and records pertaining to the Company which are in the possession of the Custodian shall be the property of the Company. Such books and records shall be prepared and maintained as required by the 1940 Act; other applicable federal and state securities laws and rules and regulations; and, any state or federal regulatory body having appropriate jurisdiction. The Company, or the Company's authorized representative, shall have access to such books and records at all times during the Custodian's normal business hours, and such books and records shall be surrendered to the Company promptly upon request. Upon reasonable request of the Company, copies of any such books and records shall be provided by the Custodian to the Company or the Company's authorized representative.

         20. Reports. The Custodian shall furnish the Company the following reports:

         (a) such periodic and special reports as the Directors may reasonably request;

         (b) a monthly statement summarizing all transactions and entries for the account of each Fund;

         (c) a monthly report of portfolio securities belonging to each Fund showing the adjusted amortized cost of the issues and the market value at the end of the month;

         (d) a monthly report of the cash account of each Fund showing disbursement; and

         (e) such other information as may be agreed upon from time to time between the Directors and the Custodian.

         21. Compliance with Rule 17f-2. The Custodian shall comply with the requirements of Rule 17f-2 under the 1940 Act and will permit access to the Company's securities only in compliance with the requirements of Rule 17f-2.

         22. Cooperation with Accountants. The Custodian shall cooperate with the Company's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Company's semiannual report on the Company's Form N-SAR.

         23. Confidentiality. The Custodian agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Company all records and other information relative to the Company and its prior, present or potential Shareholders and relative to the advisers and its prior, present or potential customers, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Custodian from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Company provided that, in no event, will any information obtained as custodian be used in any such solicitation or advertisement.

        24. Equipment Failures. In the event of the failure of certain equipment including but not limited to data processing equipment, telecommunications equipment, or power generators located at the Custodian, at a designated subcustodian or nominee, or at a third party contracted to for certain securities processing services, the Custodian shall, at no additional expense to the Company, take reasonable steps to minimize service interruptions but shall not have liability with respect thereto. The Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for backup emergency use of electronic data processing equipment to the extent appropriate equipment is available.

        25. Right to Receive Advice.

        (a) Advice of Company. If the Custodian shall be in doubt as to any action to be taken or omitted by it, it may request, and shall promptly receive, clarification or advice from the Company.

        (b) Advice of Counsel. If the Custodian shall be in doubt as to any question of law involved in any action to be taken or omitted by the Custodian, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Company or the Custodian, at the option of the Custodian).

         (c) Conflicting Advice. In case of conflict between directions or advice received by the Custodian pursuant to subparagraph (a) of this paragraph and advice received by the Custodian pursuant to subparagraph (b) of this paragraph, the Custodian shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

         (d) Protection of the Custodian. The Custodian shall be protected in any action or inaction which it takes or omits to take in reliance on any directions or advice received pursuant to subparagraph (a) of this section. However, nothing in this paragraph shall be construed as imposing upon the Custodian any obligation (i) to seek directions or advice, or (ii) to act in accordance with such directions or advice when received. Nothing in this subparagraph shall excuse the Custodian when an action or omission on the part of the Custodian constitutes willful misfeasance or negligence by the Custodian or reckless disregard of its duties under this Agreement.

         26. Compliance with Governmental Rules and Regulations. The Company assumes full responsibility for insuring that the contents of each Prospectus of the Company complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

         27. Compensation. As compensation for the services described within this agreement and rendered by the Custodian during the term of this Agreement, the Company shall pay to Custodian the fees provided on Attachment B hereto, as it may be amended from time to time. In addition, the Company agrees to reimburse the Custodian for any out-of-pocket expenses described in Attachment B to this Agreement, incurred in providing the services contained within this Agreement.

         28. Indemnification. The Company, on behalf of each Fund individually and not jointly, as sole owner of the Property, agrees, to the extent permitted by applicable law, to indemnify and hold harmless the Custodian and its nominees from all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) reasonable attorney's fees and disbursements, arising directly or indirectly: (a) from the fact that securities included in the Property are registered in the name of any such nominee; or (b) without limiting the generality of the foregoing clause (a), from any action or thing which the Custodian takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Company given in accordance with the terms of this Agreement, or (ii) upon Proper Instructions; provided, that neither the Custodian nor any of its nominees or subcustodian shall be indemnified against any liability to the Company or to its Shareholders (or any expenses incident to such liability): (x) arising out of the Custodian's or such nominee's or subcustodian's own willful misfeasance or negligence or reckless disregard of its duties under this Agreement or any material breach of any agreement between the Custodian and any nominee or subcustodian, or (y) constituting any incidental or consequential damages. In the event of any advance of cash for any purpose made by the Custodian resulting from Proper Instructions of the Company, or in the event that the Custodian or its nominee or subcustodian shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's or subcustodian's own negligence or willful misfeasance, the Company shall promptly reimburse the Custodian for such advance of cash or such taxes, charges, expenses, assessments, claims or liabilities.

         29. Notice of Litigation, Right to Prosecute. The Custodian shall promptly inform the Company in writing of the commencement of any litigation or proceeding in respect of which indemnity may be sought under the above Paragraph
28. The Company shall be entitled to participate in any such litigation or proceeding and, after written notice from the Company to the Custodian, the Company may assume the defense of such litigation or proceeding with counsel of its choice at its own expense. The Custodian shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Company with adequate notice of any such settlement or judgment. The Custodian shall submit written evidence to the Company with respect to any cost or expense for which it is seeking indemnification in such form and detail as the Company may reasonably request.

         30. Company's Right to Proceed. Notwithstanding anything to the contrary contained herein, the Company shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any subcustodian or Securities Depository for loss, damage or expense caused the Custodian or the Company by such subcustodian or Securities Depository and shall be entitled to enforce the rights of the Custodian with respect to any claim against such subcustodian or Securities Depository which the Custodian may have as a consequence of such loss, damage or expense, if and to the extent that the Company has not been made whole for any such loss or damage. The Custodian agrees to cooperate with the Company and take all actions reasonably requested by the Company in connection with the Company's enforcement of any rights of the Custodian. The Company agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations as long as the Custodian has not otherwise breached the terms of this Agreement.

        31. Responsibility of the Custodian. The Custodian shall not be required to take any action except as specifically set forth herein. The Custodian shall be responsible for its own negligent failure or that of any subcustodian it shall appoint to perform its duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Custodian in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which the Custodian believes to be genuine, (b) the validity of the issue of any securities purchased or sold by the Company, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefore, (c) the legality of the issue or sale of any shares, or the sufficiency of the amount to be received therefor, (d) the legality of the redemption of any shares, or the propriety of the amount to be paid therefore, (e) the legality of the declaration or payment of any dividend or distribution on shares, or (f) delays or errors or loss of data occurring by reason of circumstances beyond the Custodian's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Paragraph 24), flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mail, transportation, communication or power supply. In no event will the Custodian be liable for special, indirect or consequential damages or lost profits or loss of business, which may be suffered by the Trust or any third party, even if previously informed of the possibility of such damages.

         32. Collection. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by the Custodian) shall be at the sole risk of the Company. In any case in which the Custodian does not receive any payment due the Company within a reasonable time after the Custodian has made proper demands for the same, it shall so notify the Company in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto, and to telephonic demands, and await instructions from the Company. The Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. The Custodian shall also notify the Company as soon as reasonably practicable whenever income due on securities is not collected in due course.

         33. Duration and Termination. This Agreement shall be effective as of the date hereof and shall continue until termination by the Company or by the Custodian on 60 days' written notice. Upon any termination of this Agreement, pending appointment of a successor to the Custodian or a vote of the shareholders of the Company to dissolve or to function without a custodian of its cash, securities or other property, the Custodian shall not deliver cash, securities or other property of the Company to the Company, but may deliver them to a bank or trust company designated by the Company or, failing that, to a bank or trust company of the Custodian's selection, having aggregate capital, surplus and undivided profits, as shown by its last published report of not less than twenty million dollars ($20,000,000) as a successor custodian for the Company to be held under terms similar to those of this Agreement, provided however, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Company of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian and until full payment shall have been made to the Custodian of all of its fee, compensation, costs and expenses, subject to the provisions of Paragraph 26 of this Agreement. The termination by the Company of a particular series or Fund within the Company that does not result in the closure of the Company does not constitute termination of this Agreement.

         34. Notices. Notices shall be addressed,

         If to the Company:        Karen A. Doyle, Secretary
                                   SBSF Funds, Inc.
                                   c/o Bisys Investment Services Group
                                   1900 East Dublin-Grantville Road
                                   Columbus, Ohio  43229

                                   Copies to:
                                   Kathleen A. Dennis
                                   Senior Vice President
                                   KeyCorp Mutual Funds Group
                                   127 Public Square, 13th Floor
                                   Cleveland, Ohio  44114-1306

                                   Michael R. Parker
                                   Vice President and General Counsel
                                   Spears, Benzak, Salomon & Farrell, Inc.
                                   45 Rockefeller Plaza
                                   New York, NY  10011

         If to the Custodian:      Key Trust Company of Ohio, N.A.
                                   127 Public Square
                                   Cleveland, Ohio  44114-1306
                                   Attention:  Division Head
                                   Master Trust Division

or, if the address is to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

         35. Application of Agreement to Funds Individually, not Jointly. The Company has entered into this Agreement on behalf of each Fund listed on Attachment A individually, and not jointly. The rights and obligations of the Company described in this Agreement apply to each individual Fund. No Fund shall have any liability for any costs or expenses incurred by any other Fund. In seeking to enforce a claim against any Fund, the Custodian shall look to the assets only of that Fund and not to the assets of any other Fund.

         36. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         37. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         38. Miscellaneous. This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the parties hereto. The captions in this Agreement are included for convenience of reference only and in no way to define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall not be assigned by either party without the prior written consent of the other party, but shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                           KEY TRUST COMPANY OF OHIO, N.A.

Attest: /s/ J.A. Randazzo                  By: /s/ Kathryn R. Kaesberg
Name: J.A. RANDAZZO                        Name: KATHRYN R. KAESBERG
Title: Vice President                      Title: Vice President

                                           By: /s/ Meg. H. Halloran
                                           Name: MEG H. HALLORAN
                                           Title: Trust Officer

                                           SBSF FUNDS, INC., on behalf
                                           each Fund listed on Attachment A,
                                           individually and not jointly

Attest: ______________________             By: /s/ Leigh A. Wilson
Name:                                      Name: LEIGH A. WILSON
Title:                                     Title: President

                                  ATTACHMENT A

NAME OF FUND

1.  SBSF Fund
2.  Convertible Securities Fund
3.  Capital Growth Fund
4.  Money Market Fund

                                  ATTACHMENT B

CUSTODY SERVICE FEES

For the services as described in this Agreement, each Fund of the Company listed on Attachment A hereto shall pay a custody safekeeping fee and custody transaction fees as follows:

                 DOMESTIC CUSTODY SAFEKEEPING FEES

                 .018% (1.8 Basis Points) on the assets of the Funds

                 DOMESTIC CUSTODY TRANSACTION FEES

                 $15.00 per DTC or Fed Book Entry transaction
                 $25.00 per physical transaction
                 $40.00 per future or option wire
                 $15.00 per Government Paydown
                 $ 8.00 per wire transfer